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                                                                    EXHIBIT 23.1

               [LETTERHEAD OF BERRY, DUNN, McNEIL & PARKER, LLC]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report dated January 22, 1999 on our audit of the consolidated financial statements of Camden National Corporation for the year ended December 31, 1998, which report is included in Camden National Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this S-3 Registration Statement.


/s/ Berry, Dunn, McNeil & Parker


Portland, Maine

December 7, 1999